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                                                                   EXHIBIT 10.35

                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT is entered into as of March 31, 1996, by and between Signal Pharmaceuticals, Inc., a California corporation, (the "Company"), and Tanabe Seiyaku Co., Ltd., a Japanese corporation (the "Investor").

        A. The Investor desires to acquire 500,000 shares of the Company's Series D Preferred Stock, no par value per share (the "Shares") upon the terms and conditions hereinafter described.

        B. In consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

        1.     Purchase and Sale of Shares.

               1.1       Sale and Issuance of Shares.

                      (a) The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").

                      (b) Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Investor at the Closing, the Shares at the price of $4.00 per share for an aggregate purchase price of Two Million U.S. Dollars (U.S.$2,000,000) (the "Purchase Price").

               1.2 Closing. The consummation of the purchase and sale of the Shares shall take place at the offices of Brobeck Phleger & Harrison, 550 West C Street, San Diego, California, at 4:00 p.m. (Pacific Time), on April 2, 1996, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Investor a certificate representing the Shares. In consideration of such delivery, Investor will make payment therefor by wire transfer payable to the Company in the amount of the Purchase Price. The date of the Closing shall be referred to as the "Closing Date."

               1.3       Issuance of Additional Shares Upon Certain Events.

                      (a) In the event that the Company shall issue and sell Series E Preferred Stock to a venture capital investor at a per share price of less than $2.80 per



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share (subject to adjustment for stock splits, reverse stock splits, recapitalizations and the like after the date hereof), then the Company shall be obligated to issue, and the Investor shall be entitled to receive, without payment of any additional consideration, a number of shares of fully paid, nonassessable Series D Preferred Stock of the Company equal to the excess of (a) the quotient obtained by dividing (i) $2,000,000 by (ii) the Reduced Purchase Price (defined below); over (b) 500,000 (as adjusted for stock splits, reverse stock splits, recapitalizations and the like in the same manner as outstanding shares would be adjusted). The "Reduced Purchase Price" shall mean (a) the product obtained by multiplying $4.00 times the Series E per share price divided by (b) $2.80, rounded to the nearest hundredth. As an example, in the event that the Company shall issue and sell Series E Preferred Stock to a venture capital investor for $2.00 per share, the Investor would receive an additional 199,300 shares of Series D Preferred Stock. Such issuance shall be deemed to be effective immediately after the closing of the sale of Series E Preferred Stock, and duly executed certificates representing such Series D Preferred Stock shares shall be delivered to the Investor immediately after such closing.

                      (b) In the event that the Company shall issue and sell Series E Preferred Stock to a pharmaceutical or biotechnology company (the "Corporate Partner") in connection with a transaction involving technology licensing, research or development activities, the distribution or manufacture of the Company's products or the like (a "Technology Transaction") at a per share purchase price of less than $4.00 per share (subject to adjustment for stock splits, reverse stock splits, recapitalizations and the like after the date hereof), then the Company shall be obligated to issue, and the Investor shall be entitled to receive, without payment of any additional consideration, a number of shares of fully paid, nonassessable shares of Series D Preferred Stock of the Company equal to the excess of (a) the quotient obtained by dividing (i) $2,000,000 by (ii) the Corporate Partner Purchase Price (defined below); over
(b) 500,000 (as adjusted for stock splits, reverse stock spits, recapitalizations and the like in the same manner as outstanding shares would be adjusted). The term "Corporate Partner Purchase Price" shall mean the per share purchase price of the Series E Preferred Stock being paid by the Corporate Partner. As an example, in the event that the Corporate Partner Purchase Price shall be $3.00 per share, the Investor would receive an additional 166,667 of Series D Preferred Stock. Such issuance shall be deemed to be effective immediately after the closing of the sale of Series E Preferred Stock, and duly executed certificates representing such Series D Preferred Stock shares shall be delivered to the Investor immediately after such closing.

        2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit B, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:



                                       2.


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               2.1 Organization; Good Standing; Qualification. The Company is a
corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Series D Preferred Stock and the Common Stock issuable upon conversion thereof (collectively, the "Securities"), and to carry out the provisions of this Agreement, the Restated Articles and any Ancillary Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition.

               2.2 Authorization. All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution and delivery of this Agreement and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale, and delivery of the Series D Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing, and this Agreement and any Ancillary Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or (iii) as to the enforceability of Section 7.3 of this Agreement against Investor.

               2.3 Valid Issuance of Preferred and Common Stock. The Series D Preferred Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series D Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series D Preferred Stock and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.



                                       3.

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               2.4 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Series D Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series D Preferred Stock, except
(i) the filing of the Restated Articles with the Secretary of State of the State of California, and (ii) such filings as have been made prior to the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

               2.5 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist prior to the Closing, of:

                      (i) Preferred Stock. Fourteen Million, Seven Hundred Ninety Three Thousand, Three Hundred Twenty Five (14,793,325) shares of Preferred Stock, no par value (the "Preferred Stock"), of which Two Million, Six Hundred Twenty Six Thousand, Eight Hundred Ninety Two (2,626,892) shares have been designated Series A Preferred Stock, all of which are issued and outstanding, and Two Million, Eight Hundred Seventy Five Thousand (2,875,000) shares have been designated Series B Preferred Stock, all of which are issued and outstanding, Eight Million, Seven Hundred Ninety One Thousand, Four Hundred Thirty Three (8,791,433) shares have been designated Series C Preferred Stock, all of which are issued and outstanding, and Five Hundred Thousand (500,000) shares have been designated Series D Preferred Stock, up to all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A, Series B, Series C and Series D Preferred Stock will be as stated in the Restated Articles.

                      (ii) Common Stock. 20,000,000 shares of common stock ("Common Stock"), no par value, of which 1,985,574 shares are issued and outstanding.

                      (iii) The outstanding shares of Series A, Series B, and Series C Preferred Stock and Common Stock are owned by the stockholders and in the numbers specified in Exhibit C hereto.

                      (iv) The outstanding shares of Series A, Series B, and Series C Preferred Stock and Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and have been issued in accordance with the registration or qualification provisions of the Securities Act of 1933 and any relevant state securities laws or pursuant to valid exemptions therefrom.



                                       4.

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                      (v) Except for (A) the conversion privileges of the Series
A, Series B, Series C and Series D Preferred Stock, (B) the rights provided in paragraph 2.3 of an Investors' Rights Agreement by and among the Company and certain investors, (C) currently outstanding options to purchase 1,252,500 shares of Common Stock reserved for issuance to employees, directors and consultants pursuant to the Company's 1993 Stock Option Plan (the "Option Plan") and options to purchase 657,426 shares of Common Stock reserved for issuance to certain employees and consultants pursuant to the Option Plan, (D) currently outstanding options to purchase 73,000 shares of Common Stock reserved for issuance to certain founders pursuant to the Company's Founders Option Plan (the "Founders Plan") and options to purchase 122,000 shares of Common Stock reserved for issuance to certain founders pursuant to the Founders Plan and (E) the Warrants to be issued to the Investor pursuant to this Agreement, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

               2.6 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

               2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company which questions the validity of this Agreement, or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

               2.8 Patents and Trademarks. The Company has sufficient title and ownership or license rights of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and believes it will be able to develop such intellectual property such that it can operate its business as proposed to be conducted without any



                                       5.
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conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the Investors' Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

               2.9 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Amended and Restated Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties, except that the foregoing may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               2.10      Agreements; Action.



                                       6.
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                      (a) Except for agreements explicitly contemplated hereby,
there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                      (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $100,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) positions on the Scientific Advisory Board or any other consultancies, except as set forth in the Schedule of Exceptions.

                      (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

                      (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                      (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Amended and Restated Articles of Incorporation or Bylaws, which adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

               2.11 Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.



                                       7.
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               2.12 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.


               2.13 Environmental and Safety Laws. To the best of its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

               2.14 Disclosure. Except such confidential information which is proprietary to the Company and is not material to making an investment decision in the Company, the Company has fully provided the Investor with all the information which the Investor has requested for deciding whether to purchase the Series D Preferred Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith when taken together contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

               2.15 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

               2.16 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Amended and Restated Articles of Incorporation and Bylaws of the Company are in the form previously provided to the Investors.

               2.17 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.



                                       8.
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               2.18 Financial Statements. The Company has delivered to the
Investor its unaudited Financial Statements at December 31, 1995 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

               2.19      Changes.  Since December 31, 1995 there has not been:

                      (a) any change in the assets, liabilities, financial condition or operating results of the Company, except changes which have not been, in the aggregate, materially adverse.

                      (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                      (c) any waiver by the Company of a valuable right or of a material debt owed to it;

                      (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                      (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                      (f) any material change in any compensation arrangement or agreement with any officer of the Company; or

                      (g) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).



                                       9.

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               2.20 Employee Benefit Plans. The Company does not have any
Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

               2.21 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Schedule of Exceptions. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

               2.22 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

               2.23 Minute Books. The minute books of the Company contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

               2.24 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

               2.25 Section 83(b) Elections. To the best of the Company's knowledge, elections and notices pursuant to Section 83(b) of the Internal Revenue Code



                                       10.

and any analogous provisions of applicable state tax laws have been timely filed by all individuals who have purchased shares of the Company's Common Stock which are subject to vesting or other risk of forfeiture.

               2.26 Real Property Holding Company. The Company is not a "United States real property holding corporation" (as that term is defined in Treasury Regulation Section 1.897-2(b)). If at any time in the future the Company shall become a "United States real property holding corporation," the Company shall, as promptly as practicable, notify each foreign Investor of such change in status. Within 30 days after receipt of a request from a foreign Investor, the Company shall prepare and deliver to such foreign Investor the statement required under Treasury Regulation Section 1.897-2(h)(l)(i) and either or both of the following documents: (i) an affidavit in conformance with the requirements of Section 1445(b)(3) of the Code or (ii) a notarized statement, executed by an officer having actual knowledge of the facts, that the shares of Company stock held by such foreign Investor are of a class that is regularly traded on an established securities market, within the meaning of Section 1445(b)(6) of the Code. If the Company is unable to provide either document described in (i) or (ii) above, if requested, it shall promptly notify such foreign Investor in writing of the reasons for such inability. Finally, upon the request of a foreign Investor and without regard to whether either document described in (i) or (ii) above has been requested, the Company shall cooperate fully with the efforts of such foreign Investor to obtain a "qualifying statement," within the meaning of Section 1445(b)(4) of the Code, or such other documents as would excuse a transferee of a foreign Investor's interest from withholding of income tax imposed pursuant to Section 1445(a) of the Code.

        3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

               3.1 Authorization. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or (iii) as to the enforceability of Section 7.3 of this Agreement against Investor.

               3.2 Organization. The Investor is a corporation duly organized and validly existing and in good standing under the laws of Japan, with all requisite power and authority to own its properties and conduct its business as now being conducted.

               3.3 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon representation to the Company, which by Investor's execution of this Agreement it hereby confirms, that the Series D Preferred Stock to be received by Investor and Common Stock issuable upon conversion thereof will be



                                       11.

acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Investor represents that it has full power and authority to enter into this Agreement.

               3.4 Disclosure of Information. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series D Preferred Stock. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

               3.5 Restricted Securities. Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 of the Act promulgated by the Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the Act.

               3.6 Accredited Investor. Investor is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the SEC and an "excluded purchaser" within the meaning of Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and Section
260.102.13 of the California Code of Regulations, Title 10.

               3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Series D Preferred Stock unless:

                      (a) the disposition is made as part of a firmly underwritten public offering of the Company's stock or

                      (b) until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and Section 7 hereof, and the (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed



                                       12.

disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                      (a) "These securities have not been registered under the Securities Act of 1933, as amended, or any State Securities law and such securities may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                      (b) Any legend required by the laws of the State of California or Delaware or any other applicable state securities law, including any legend required by the California Department of Corporations.

               3.9 Compliance with Law. Investor is not a party to any agreement or instrument, or subject to any charter or other corporate restriction or, to its actual knowledge, any judgment, order, decree, law, ordinance, regulation or other governmental restriction which would prevent or impede, or be breached or violated by, the transactions contemplated in this Agreement.

        4.     California Commissioner of Corporations.

               4.1 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        5. Conditions of Investor's Obligations at Closing. The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions unless otherwise waived by the
Investor:



                                       13.

               5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

               5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and the Ancillary Agreements that are required to be performed or complied with by it on or before the Closing, all corporate or other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and in substance to counsel for Investor and the Investors shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

               5.3 Compliance Certificate. The President of the Company shall have delivered to the Investor a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, properties, assets or conditions of the Company since the date of the Financial Statements.

               5.4 Qualifications. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale and issuance of the Shares or the Common Stock issuable upon conversion thereof, or requiring any consent or approval of any person or governmental entity which shall not have been obtained to issue the Shares.

               5.5 Opinion of Company Counsel. Investor shall have received from Brobeck, Phleger & Harrison LLP, Palo Alto, California, counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit D, which opinion is incorporated herein by this reference.

               5.6 Investor Rights. The Company and the Investor shall have executed and delivered that certain Investor Rights Agreement of even date herewith providing certain rights to Investor to have shares of Common Stock registered for sale and providing for certain information rights.

               5.7 Common Stock Warrants. The Company shall have delivered to Investor Warrants attached as Exhibit E (the "Warrants") entitling Investor to purchase such number of shares of Common Stock (at the price at which the Company first sells any shares of its Common Stock to the public in a registered public offering, the "IPO Price") as equals $2,000,000 U.S. divided by such IPO Price. Such Warrants shall be exercisable only in connection with such initial public offering, shall expire upon completion of such offering, and shall be subject to compliance with applicable securities laws and regulations (including but not limited to the rules and policies of the National Association of Securities Dealers, Inc.). The Company shall use its best efforts to



                                      14.

include the issuance of the shares of Common Stock upon exercise of the Warrants (the "Warrant Shares") in such initial public offering. In the event that the inclusion of such issuance is not permitted pursuant to the Act or the rules and regulations promulgated thereunder, the Company shall use its best efforts to effect a registration of the issuance and/or resale of the Warrant Shares on the earlier of (a) if Form S-3 is available to the Company for such registration, as soon as practicable following the date on which such form is available to the Company with respect to the registration of the issuance and/or resale of the Warrant Shares or (b) in all other events, one (1) year following the initial public offering.

               5.8 Collaborative Agreement. The Company and the Investor shall have executed and delivered that certain Collaborative Development and Licensing Agreement of even date (the "Collaborative Development and Licensing Agreement") and made payment to the Company of the initial semi-annual installment of research payments thereunder.

        6. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

               6.1 Representations and Warranties. The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               6.2 Payment of Purchase Price. The Investor shall have delivered the Purchase Price specified in Section 1.

               6.3 Qualifications. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale and issuance of the Shares or the Common Stock issuable upon conversion thereof, or requiring any consent or approval of any person or governmental entity which shall not have been obtained to issue the Shares.

               6.4 Investor Rights. The Company and the Investor shall have executed and delivered that certain Investor Rights Agreement of even date herewith providing certain rights to Investor to have shares of Common Stock registered for sale and providing for certain information rights.

               6.5 Collaborative Agreement. The Company and the Investor shall have executed and delivered the Collaborative Development and Licensing Agreement and the Investor shall have paid the initial semi-annual installment of research payments thereunder.

        7. Covenants of the Investor.



                                       15.

               7.1 Standstill Provisions. Commencing as of the Closing and for the period until the later of (i) six (6) months following the end of the Research Period (as defined in the Collaborative Development and Licensing Agreement) or (ii) the first anniversary of the consummation of the Company's initial public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1, Investor (including all Affiliates or agents of Investor) shall not acquire beneficial ownership of any shares of Common Stock of the Company, any securities convertible into or exchangeable for Common Stock, or any other right to acquire Common Stock, except by way of stock dividends or other distributions or offerings made available to holders of Series D Preferred Stock (or Common Stock issued upon conversion thereof) generally, from the Company or any other person or entity, without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion, if such acquisition should cause Investor (including all Affiliates of Investor) to beneficially own more than 9.99% of the Company's outstanding voting stock (assuming the full conversion and exercise of all convertible and exercisable securities of the Company held by Investor and its Affiliates); provided, however, that in no event shall (i) the original purchase of securities pursuant to this Agreement including the Warrants described in Section 5.7, or (ii) any reduction in the outstanding shares of the Company's capital stock (or rights or options), cause a violation of this Section 7.1.

               7.2 Transfer Restriction. In addition to the market stand-off agreement set forth in Section 1.15 of the Investor Rights Agreement, Investor hereby agrees that during the time periods commencing as of the Closing until six (6) months following the end of the Research Period (the "Restricted Period") that neither it nor any Affiliate shall, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any of the Shares, securities purchased pursuant to the Warrants or shares issuable upon conversion or exercise thereof ("Restricted Securities") at any time during the Restricted Period. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Restricted Securities held by Investor or any Affiliate (and the Restricted Securities of every other person subject to the foregoing restriction) until the end of such period.

               7.3 Voting Agreement. Investor agrees that it shall, so long as it holds shares of the Company's Series D Preferred Stock or the Common Stock issued upon conversion thereof, vote such shares with respect to any proposed merger or combination of the Company with any other entity in the same proportion as the shares of other parties who are not themselves a party to any such merger or combination.

        8.     Right of First Refusal.

               8.1       Right of First Refusal.



                                       16.

                      (a) In the event that the Investor or a direct or indirect transferee of the Investor (the "Transferring Shareholder") proposes to sell, pledge or otherwise transfer the Series D Preferred Shares, securities purchased in accordance with to Section 7.1 (or shares of Common Stock issued or issuable upon conversion or exercise thereof) or any portion thereof, acquired under or the purchase of which is contemplated by this Agreement, or any interest in such securities to any person or entity, the Company shall have a right of first refusal with respect to such securities ("Offered Stock"). If the Transferring Shareholder desires to transfer Offered Stock, the Transferring Shareholder shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

                      (b) The Company (or its assigns) shall have the irrevocable and exclusive option (but not the obligation) for a period of thirty
(30) days from the date of receipt of the Transfer Notice to elect to purchase all, but not less than all, of the Offered Stock at a price per share and upon the terms specified in the Transfer Notice.

                      (c) The option of the Company to purchase shares of Offered Stock under this Section 8 shall be exercised by giving written notice to the Transferring Shareholder within such thirty day option period.

               8.2 Failure to Give Notice. Failure by the Company to give the notice provided for in subsections 8.1(b) and (c), within the time periods for the exercise of its option provided for therein shall be deemed an election not to purchase any shares of the Offered Stock and the option given to the Company in Section 8.1 shall be deemed to have expired.

               8.3 Non-Exercise of Right. If the Transfer Notice shall have been duly given to the Company and the Company does not exercise the purchase option referred to in this Section 8 to purchase the Offered Stock, then the Transferring Shareholder shall be free to sell the Offered Stock in accordance with this Section 8.3. The Offered Stock to be sold as contemplated by this
Section 8.3 shall be sold at not less than the price per share set forth in such Transfer Notice and upon substantially the same terms but no less favorable to the Transferring Shareholder than the terms set forth in the Transfer Notice (except that the form of consideration need not be in cash so long as the value of such consideration is equivalent to the purchase price set forth in the Transfer Notice and not subject to forgiveness or other reduction), subject to the purchaser of the Offered Stock agreeing in writing to be bound by the terms of this Agreement; provided, however, that if the sale of the Offered Stock shall not be consummated within ninety (90) days immediately following the expiration of the Company's purchase option set forth in Section 8.1, the shares of the Offered Stock shall



                                       17.

again be subject to the terms and conditions of this Agreement in the same manner as if the Transfer Notice had not been given.

               8.4 Closing, Failure to Close. In the event that the Offered Stock is to be purchased by the Company pursuant to this Section 8, then such purchase shall, unless the parties thereto otherwise agree, be completed at the principal office of the Company on or before the sixtieth (60th) day following the receipt of the Transfer Notice by the Company from the Transferring Shareholder pursuant to Section 8.1.

               8.5 Binding Effect. The Company's right of first refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Offered Stock acquired pursuant to this Agreement (including shares of Common Stock issued or issuable upon conversion of the Series D Preferred Stock).

               8.6 Exempt Transfers. The right of first refusal shall not apply to (i) transfers to affiliates of Investor provided the transferee agrees to be bound by the obligations of this Agreement and the Collaborative Development and Licensing Agreement by and between the parties dated of even date with this Agreement is still then in full force and effect, (ii) transactions involving a merger, reorganization or sale of all or substantially all of the business or capital stock of the Company approved by the Company's board of directors, (iii) the sale from time to time of any Offered Stock to the public following the Company's initial public offering involving registered shares or pursuant to Rule 144 or pursuant to a registered public offering, or (iv) transactions involving a merger, reorganization or sale of all or substantially all of the business, assets or capital stock of Investor provided the transferee agrees to be bound by the obligations of this Agreement.

               8.7 Termination. The right of first refusal of the Company under this Section 8 shall terminate on the earlier of (i) consummation of the Company's initial public offering or (ii) such time as Investor and its Affiliates in the aggregate beneficially own less than five percent (5.0%) of the Company's Common Stock (assuming the full conversion and exercise of all convertible and exercisable securities of the Company).

        9. Covenants of the Company.

               9.1 Subsequent Issuance of Capital Stock with Anti-dilution Protection. In the event that (a) the Company, within the first twelve (12) months following the Closing, shall (i) issue securities with an aggregate issue price not greater than $10,000,000 to (ii) a Corporate Partner in connection with a Technology Transaction (collectively, (i) and (ii) shall be known as the "Corporate Partner Transaction") and (b) in connection with the Corporate Partner Transaction, the Company implements contractual or charter provisions which provide to the securities issued thereunder anti-dilution protection against the issuance of securities subsequent to the Corporate Partner Transaction at a price per share less than the price per share at



                                       18.

which such securities are issued in the Corporate Partner Transaction (the "Anti-Dilution Protection"), then the Investor shall be entitled to receive the identical benefit afforded to the Corporate Partner in the Corporate Partner Transaction with respect to the Anti- Dilution Protection.

               9.2 Subsequent Grant of Piggyback Registration Rights. In the event that the Company, within the first twelve (12) months following the Closing, shall (i) grant piggyback registration rights to (ii) a Corporate Partner in connection with a Technology Transaction (collectively, (i) and (ii) shall be known as the "Registration Rights Transaction"), then the Investor shall be entitled to receive the identical benefit afforded to the Corporate Partner in the Registration Rights Transaction with respect to the piggyback registration rights.

        10.    Miscellaneous.

               10.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

               10.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Shares sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               10.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

               10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               10.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               10.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively



                                       19.

given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the following addresses or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

                         If to the Company:

                         Signal Pharmaceuticals, Inc.
                         5555 Oberlin Drive
                         San Diego, California 92121
                         Attn: President

                         With a Copy to:

                         J. Stephan Dolezalek, Esq.
                         Brobeck, Phleger & Harrison
                         Two Embarcadero Place
                         2200 Geng Road
                         Palo Alto, California 94303

                         If to the Investor:

                         Tanabe Seiyaku Co., Ltd.
                         2-10 Dosho-Machi 3-Chome
                         Chuo-ku, Osaka  541
                         JAPAN
                         Attn: President

               10.7 Finder's Fee. Investor represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               10.8 Expenses. Irrespective of whether the Closing is effected, the Company shall pay its own and Investor shall pay its own costs and expenses with respect to the negotiation, execution, delivery and performance of this Agreement and any Ancillary Agreements. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Certificate, the prevailing party



                                       20.

shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               10.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

               10.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               10.11 Aggregation of Stock. All shares of Series D Preferred Stock held or acquired by Investor or Affiliates of Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.



                                       21.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                                     INVESTOR:

SIGNAL PHARMACEUTICALS, INC.,                TANABE SEIYAKU CO., LTD.,
a California corporation                     a corporation formed under the
                                             laws of Japan



By: [SIG]                                    By:  /s/ TETSUYA TOSA
    ------------------------                      ------------------------------
                                                  Tetsuya Tosa, Ph.D.
Title: President                                  Senior Executive Director
       ---------------------                      Research and Development
                                                  Representative Director



                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]



                                      22.